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                                Exhibit 11.1


                           SunGard Data Systems Inc.
                 Statement Re Computation of Per Share Earnings
                    (in thousands, except per share amounts)
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                                      Year Ended December 31,
                                 ----------------------------------
                                    1993         1992        1991
                                   -------      ------      ------

PRIMARY:

 Average shares outstanding........  17,494     15,175       15,112

 Dilutive stock options, net
   of treasury shares..............     464        472          263
                                     ------     ------       ------

 Adjusted shares outstanding.......  17,958     15,647       15,375
                                     ======     ======       ======

  Net income available to
     common stockholders........... $38,474    $25,808      $21,467
                                    =======    =======      =======


  Net income per share.............   $2.14      $1.65        $1.40
                                      =====      =====        =====

FULLY DILUTED:

 Average shares outstanding........  17,494     15,175       15,112

 Assumed conversion of 8 1/4%
   subordinated debentures.........   1,206      3,317        3,317

 Dilutive stock options, net
   of treasury shares..............     476        499          291
                                    -------    -------      -------

 Adjusted shares outstanding.......  19,176     18,991       18,720
                                    =======    =======      =======


 Net income available to
   common stockholders............. $38,474    $25,808      $21,467

 Assumed interest expense savings
   on subordinated debentures,
   net of related income taxes.....   1,565      4,337        4,065
                                    -------    -------      -------

 Adjusted net income available
   to common stockholders.......... $40,039    $30,145      $25,532
                                    =======    =======      =======

  Net income per share.............   $2.09      $1.59        $1.36
                                      =====      =====        =====

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